UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Ex-3.1
Ex-3.2

Item 1.02	Termination of a Material Definitive Agreement.
On April 21, 2011, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 1, 2011 (the “Merger Agreement”), by and among Time Warner Cable Inc. (“TWC”), Avatar Merger Sub Inc., a wholly-owned subsidiary of TWC (“Merger Sub”), and NaviSite, Inc. (“NaviSite”), TWC completed its acquisition of NaviSite via the merger of Merger Sub with and into NaviSite, with NaviSite continuing as the surviving company in the merger and becoming a wholly owned subsidiary of TWC (the “Merger”).
On April 21, 2011, and in connection with the Merger and the other transactions contemplated by the Merger Agreement, NaviSite terminated the Amended and Restated Credit Agreement, dated as of September 12, 2007 and as amended from time to time thereafter (the “Credit Agreement”), by and among NaviSite, certain NaviSite Subsidiaries, Canadian Imperial Bank of Commerce, through its New York agency, CIBC World Markets Corp., CIT Lending Services Corporation and certain affiliated entities. The material terms and conditions of the Credit Agreement are described in NaviSite’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2010 and in NaviSite’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 13, 2007 and are incorporated herein by reference. Approximately $220,000 of early termination penalties were incurred by NaviSite in connection with the termination of the Credit Agreement.
On April 21, 2011, and in connection with the Merger and the other transactions contemplated by the Merger Agreement, NaviSite terminated all NaviSite equity incentive plans, including the Amended and Restated 1999 Employee Stock Purchase Plan, the Amended and Restated 1998 Equity Incentive Plan, the 2000 Stock Option Plan and the Amended and Restated 2003 Stock Incentive Plan, each as amended. The material terms and conditions of the equity incentive plans are described in NaviSite’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2010 and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On April 21, 2011, pursuant to the Merger Agreement, TWC completed its acquisition of NaviSite via the Merger. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by NaviSite’s board of directors on February 1, 2011 and were adopted and approved by NaviSite’s stockholders at a special meeting of NaviSite’s stockholders held on April 20, 2011.
On April 21, 2011, at the effective time of the Merger and as a result of the Merger: (a) each share of NaviSite’s common stock, par value $.01 per share (“Common Stock”), issued and outstanding immediately prior to the Merger (other than (i) shares owned by NaviSite, TWC or Merger Sub or any wholly owned subsidiary of the foregoing (“Excluded Shares”), and (ii) shares in respect of which appraisal rights are properly sought (“Dissenting Shares”)) and, subject to certain exceptions, each share of restricted Common Stock, was converted into the right to receive $5.50 in cash, without interest (“Common Stock Merger Consideration”); and (b) each share of NaviSite’s Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), issued and outstanding immediately prior to the Merger (other than Excluded Shares and Dissenting Shares) was converted into the right to receive $8.00 in cash, without interest. All accrued and unpaid dividends on the Series A Preferred Stock through the Merger were paid in-kind immediately prior to the Merger and are deemed outstanding at such time.
On April 21, 2011, at the effective time of the Merger and as a result of the Merger, each outstanding qualified or nonqualified option to purchase shares of Common Stock (“Company Stock Options”) under any employee equity incentive plan or arrangement of NaviSite other than NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan (“Company Equity Incentive Plans”) was automatically converted into the right to receive an amount equal to the product of (x) the excess, if any, of the Common Stock Merger Consideration over the exercise price of each such Company Stock Option multiplied by (y) the number of unexercised shares of Common Stock subject thereto (the “Closing Option Merger Consideration”). Upon the consummation of the Merger, all such Company Stock Options were cancelled and represent only the right to receive the Closing Option Merger Consideration.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission as an exhibit to NaviSite’s Current Report on Form 8-K dated February 2, 2011 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 21, 2011, NaviSite notified the NASDAQ Capital Market (the “NASDAQ”) that the Merger had been completed and requested that trading of NaviSite Common Stock on the NASDAQ be suspended. Subsequently, an application on Form 25 was filed by NASDAQ with the Securities and Exchange Commission to remove the Common Stock from listing on the NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NaviSite intends to file a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.
On April 21, 2011, at the effective time of the Merger and as a result of the Merger: (a) each share of Common Stock issued and outstanding immediately prior to the Merger (other than (i) Excluded Shares and (ii) Dissenting Shares) and, subject to certain exceptions, each share of restricted Common Stock, was converted into the right to receive the Common Stock Merger Consideration; and (b) each share of Series A Preferred Stock issued and outstanding immediately prior to the merger (other than Excluded Shares and Dissenting Shares) was converted into the right to receive $8.00 in cash, without interest. All accrued and unpaid dividends on the Series A Preferred Stock through the Merger were paid in-kind immediately prior to the Merger and are deemed outstanding at such time.
On April 21, 2011, at the effective time and as a result of the Merger, each outstanding qualified or nonqualified Company Stock Options under the Company Equity Incentive Plans was automatically converted into the right to receive an amount equal to the Closing Option Merger Consideration. Upon the consummation of the Merger, all such Company Stock Options were cancelled and represent only the right to receive the Closing Option Merger Consideration.
See Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
Upon closing of the Merger on April 21, 2011, a change in control of NaviSite occurred, and NaviSite became a wholly owned subsidiary of TWC, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference. The aggregate consideration paid by TWC in connection with the Merger is approximately $318 million. The Merger consideration was funded from TWC’s cash on hand. See also Items 3.03 and 5.02 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on April 21, 2011, each member of NaviSite’s board of directors resigned from the board of directors of NaviSite and any committees thereof, and the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became the members of the board of directors of NaviSite. The officers of NaviSite at the effective time of the Merger remained the officers of NaviSite after the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 21, 2011, the Articles of Incorporation of NaviSite were amended and restated in their entirety. The amended and restated Articles of Incorporation of NaviSite are filed as Exhibit 3.1 hereto and are incorporated by reference herein.
Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on April 21, 2011, the bylaws of NaviSite were amended and restated in their entirety. The amended and restated bylaws of NaviSite are filed as Exhibit 3.2 hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed in the Exhibit Index below are filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: April 25, 2011	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of NaviSite, Inc.
3.2	Second Amended and Restated Bylaws of NaviSite, Inc.